Exhibit 3.1

Effective December 16, 2022
AMENDED AND RESTATED
BYLAWS
OF
PARAMOUNT GLOBAL
ARTICLE I
OFFICES
Section 1. The registered offices of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Meetings of stockholders may be held at such time and place, within and without the State of Delaware, as shall be stated in the notice of the meeting or in a valid waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the board of directors.
Section 3. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law) or the Amended and Restated Certificate of Incorporation, the notice of any meeting shall be given, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The board of directors may postpone or reschedule any previously scheduled meeting.
Section 4. Subject to Article XI, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, may be called by the affirmative vote of a majority of the board of directors, the

Chairman of the Board or the Chief Executive Officer and shall be called by the Chairman of the Board, the Chief Executive Officer or Secretary at the request in writing of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.
Section 5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 6. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 7. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by applicable law or by the Amended and Restated Certificate of Incorporation. Whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the aggregate voting power of the shares of capital stock entitled to vote who are present in person or represented by proxy at the meeting shall have the power to adjourn the meeting from time to time.
Section 8. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, notice of the time and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Article VI, Section 2(a) of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the aggregate voting power of the shares of the capital stock entitled to vote who are present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of applicable law or of the Amended and

Restated Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 10. At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by a valid proxy given by the stockholder or his or her duly authorized attorney-in-fact, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the Amended and Restated Certificate of Incorporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Section 11. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (or deemed to be in writing under applicable law), setting forth the action so taken, shall be signed by stockholders (or deemed to be signed by stockholders under applicable law) representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered and dated as required by law. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders.
Section 12. At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.
Section 13. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Section 14. Notice of Director Nominations and Stockholder Business.
(a)    Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the board of directors, (iii) by any stockholder or stockholders that, pursuant to Section 11 hereof, represent a sufficient number of votes to take such action by written consent without a meeting or (iv) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice provided for in this Section 14, who is entitled to vote at the meeting and who complies fully with the notice requirements and other procedures set forth in this Section 14.
(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 14(a)(iv) above, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business, other than the nomination of persons for election to the board of directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must include all information required by these bylaws and be sent and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely must be so sent and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing: (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement, including, as required, the accompanying proxy card, as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration or any amendment to any Corporation document intended to be presented at the meeting), the reasons for conducting such business at the annual meeting and a description of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (D) a representation whether the stockholder or the beneficial owner, if any, intends to solicit proxies in support of such nomination or proposal, including whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to adopt and/or carry out the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees; provided that in the event that the stockholder giving such notice, or any party associated with the stockholder, intends to solicit proxies in support of nominations of persons for election to the board of directors other than the Corporation’s nominees for election to the board of directors, such representation shall include a statement that such person intends to solicit the holders of at least 67% of the voting power of the Corporation’s shares of outstanding capital stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees for election to the board of directors in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19. The Corporation may require the stockholder giving such notice to furnish additional information regarding any proposed nominee as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of the Corporation, or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the shares of the Corporation’s capital stock and other securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the board of directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, the supplemental information required under this paragraph shall be provided by such stockholder within ten (10) days after it has been requested by the Corporation.
(c)    Notwithstanding anything in this Section 14 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased board of directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be sent and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(d)    Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the board of directors, (ii) by any stockholder or stockholders that, pursuant to Section 11 hereof, represent a sufficient number of votes to take such action by written consent without a meeting or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice provided for in this Section 14, who is entitled to vote at the meeting and who complies fully with the notice and other information requirements and other procedures set forth in this Section 14, including those requirements and procedures applicable to nominations made in connection with an annual meeting as set forth in paragraph (b) of this Section 14. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 14 shall include all information required by these bylaws and be sent and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein.
(e)    Only such persons who are nominated in accordance with the requirements and procedures set forth in this Section 14 shall be eligible and qualified to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14. The stockholder providing the notice set forth in paragraph (b) of this Section 14 shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information provided by such stockholder, including if a stockholder giving notice of any nomination no longer plans to solicit proxies in accordance with its representation pursuant to paragraph (b) of this Section 14 within two (2) business days of becoming aware of such inaccuracy or change. Any information provided pursuant to this paragraph (e) of this Section 14 shall not be deemed to cure any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these bylaws, or enable or be deemed to permit a stockholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of stockholders. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the requirements and procedures set forth in this Section 14 (including whether the stockholder or beneficial owner, if any, on whose behalf the nominee or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (b)(iii)(D) of this Section 14) and, in the event any proposed nomination or business was not so made or proposed in compliance with this Section 14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(f)    Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, (1) no stockholder or person associated with a stockholder, if any, on whose behalf a nomination is made, shall solicit proxies in support of director nominees, other than the Corporation’s nominees, unless such stockholder and person associated with a stockholder, if any, has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the requirement to provide the Corporation with the notices required thereunder in a timely manner and (2) if any stockholder or person associated with a stockholder (A) provides notice pursuant to Rule 14a-19(b) and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) or fails to timely provide reasonable evidence sufficient to satisfy the Corporation in good faith that such stockholder or person associated with a stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the nomination of each such director nominee shall be disregarded and any proxies or votes solicited for the stockholder or person associated with a stockholder’s director nominees shall be disregarded. If any stockholder or person associated with a stockholder provides notice pursuant to Rule 14a-19(b), such stockholder or person associated with a stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence that such person has met the requirements of Rule 14a-19, including clause (a)(3) thereof, together with a representation that such person has complied with the requirements of Rule 14a-19.
(g)    A stockholder directly or indirectly soliciting proxies for other stockholders must use a proxy card color other than white, which such color shall be reserved for the exclusive use of the board of directors.
(h)    For purposes of this Section 14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or any comparable or successor national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(i)    Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act (or any successor provision thereto).
ARTICLE III
DIRECTORS
Section 1. The number of directors which shall constitute the entire board of directors shall be fixed as set forth in Article V of the Amended and Restated Certificate of Incorporation.
Section 2. Subject to Article XI and the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation then outstanding (other than Common Stock), vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, subject to Article IX, the directors so chosen shall hold office until the next annual meeting of stockholders of the

Corporation or until their successors are duly elected and shall qualify, unless sooner displaced. Subject to Article XI, if there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 3. Subject to Article XI, the property and business of the Corporation shall be controlled and managed in accordance with the terms of the Amended and Restated Certificate of Incorporation by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4. The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.
Section 5. A regular annual meeting of the board of directors, including newly elected directors, shall be held in connection with each annual meeting of stockholders at the place of such stockholders’ meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided that a quorum shall be present. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.
Section 6. Additional regular meetings of the board of directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the board of directors.
Section 7. The Chairman of the Board or the Chief Executive Officer may call a special meeting of the board of directors at any time by giving notice as provided in these bylaws to each member of the board at least twenty-four (24) hours before the time appointed. Every such notice shall state the time and place but need not state the purpose of the meeting. Notwithstanding anything to the contrary herein, the board of directors may not consider any issuance of shares of Class A common stock or other voting securities of the Corporation or any of its subsidiaries at any annual, regular or special meeting unless notice of such proposed issuance shall have been provided personally, orally by telephone or by electronic transmission to each member of the board at least ten (10) business days prior to such meeting.
Section 8. At all meetings of the board a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Amended and Restated Certificate of Incorporation or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
(A) “Paramount Transaction” means any of the following actions or events: to authorize, enter into, commit to or otherwise legally bind the Corporation and its subsidiaries taken as a whole

(the “Company”) to any transaction not in the ordinary course of business consistent with past practice (by joint venture, consortium, affiliation, agreement, guarantee, understanding or otherwise), for:

(i) any sale, issuance, transfer, redemption, lien, encumbrance, or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of (A) any shares of capital stock or ownership interest of Paramount Pictures Corporation (“Paramount”) or of any direct or indirect subsidiary of the Corporation involved with or supporting, in either case, in a material respect, the Corporation’s filmed entertainment business or any other business of Paramount (Paramount and each such subsidiary, a “Paramount Entity”), or (B) any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity, in any case to a party that is not the Company, or

(ii) any sale, transfer, license, lien, encumbrance or other disposition of any material asset of (A) any Paramount Entity or (B) the Paramount Entities taken as a whole, in each case, to a party that is not the Company.

(B) Notwithstanding the foregoing, none of the board, any committee thereof, any member of the board or any executive officer shall, or shall have the power to, authorize, agree to, knowingly cause or permit or take, directly or indirectly, any “Paramount Transaction” without the prior consent of at least 67% of the members of the board.

Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, setting forth the action so taken, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.
Section 10. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these bylaws, members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
Section 11. Designation of Committees. Subject to Article XI, the board of directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 12. Vacancies. Subject to Article XI, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
Section 13. Powers. Subject to Article XI, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors to the extent provided by Section 141(c) of the Delaware General Corporation Law as it exists now or may hereafter be amended.
Section 14. Minutes. Each committee of the board of directors shall keep regular minutes of its meetings and report the same to the board of directors when required.
COMPENSATION OF DIRECTORS
Section 15. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. All directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the board of directors, and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.
REMOVAL OF DIRECTORS
Section 16. Subject to Article XI and the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any or all directors may be removed from office at any time prior to the expiration of his, her or their term of office, with or without cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose.
ARTICLE IV
NOTICES
Section 1. Whenever, under the provisions of applicable law, the Amended and Restated Certificate of Incorporation or these bylaws, notice is required to be given to (a) any director, it shall be construed to mean oral notice given telephonically or written or printed notice given either personally or by mail, wire or electronic transmission, or (b) any stockholder, it shall be construed to mean written or printed notice given either personally or by mail, wire or electronic transmission in the manner and to the extent provided by Section 232 of the Delaware General Corporation Law, in each case, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire or, in the case of electronic transmission, at the time specified by Section 232 of the Delaware General Corporation Law.
Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the Amended and Restated Certificate of Incorporation or of these bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
Section 3. Except as required in Section 14, attendance at a meeting shall constitute a waiver of notice except where a director or stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Section 4. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
ARTICLE V
OFFICERS
Section 1. Subject to Article XI, the officers of the Corporation shall be elected by the board of directors at its first meeting in connection with each annual meeting of the stockholders and shall be a Chief Executive Officer, a Chief Financial Officer, a Chairman and CEO of CBS (until the Specified CBS Date) and/or a Treasurer and a Secretary. Subject to Article XI, the board of directors may also elect a Chairman of the Board, one or more Presidents and Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries, and such other officers as the board of directors deems appropriate. Any number of offices may be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President. Subject to Article XI, at the time of election, the board of directors may determine that the Chairman of the Board shall be a Non-Executive Chairman of the Board.
Section 2. Subject to Article XI, the board of directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Section 3. Subject to Article XI, the officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal. Subject to Article XI, any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of majority of the board of directors. Subject to Article XI, any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

CHAIRMAN OF THE BOARD
Section 4. The Chairman of the Board, if any shall be elected, shall preside at all meetings of the board of directors and the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the board of directors.
THE CHIEF EXECUTIVE OFFICER
Section 5. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision, management and control of the business and affairs of the Corporation, subject to the control of the board of directors. The Chief Executive Officer shall perform the duties and exercise the powers incident to the office of Chief Executive Officer and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the board of directors or these bylaws.
THE PRESIDENT
Section 6. The President, if any shall be elected, shall, under the direction of the Chief Executive Officer, be responsible for the operations of the Corporation and shall have all the powers, rights, functions and responsibilities normally exercised by a president. The President shall have such other powers and perform such other duties as may from time to time be assigned to the President by the Chief Executive Officer, the board of directors or these bylaws.
THE VICE PRESIDENTS
Section 7. The Vice Presidents, if any shall be elected, shall have such powers and perform such duties as may from time to time be assigned to them by the board of directors or the Chief Executive Officer.
THE SECRETARY AND ASSISTANT SECRETARY
Section 8. The Secretary, if any shall be elected, shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and the special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
Section 9. The Assistant Secretary, if any shall be elected, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors, the Chief Executive Officer or the Secretary.
THE TREASURER AND ASSISTANT TREASURERS
Section 10. The Treasurer, under the supervision of the Chief Executive Officer, shall have charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or at the direction of the board of directors.
Section 11. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the Chief Executive Officer or the board of directors, taking proper vouchers for such disbursements, and subject to the supervision of the Chief Executive Officer, shall render to the board of directors, when they or either of them so require, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.
Section 12. If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
Section 13. The Assistant Treasurer, if any shall be elected, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors, the Chief Financial Officer or the Treasurer.
CHAIRMAN AND CEO OF CBS
Section 14. Subject to the provisions of Article XI, the Chairman and CEO of CBS, if any shall be elected, shall be an officer of the Corporation and shall be the chief executive officer of the Corporation’s CBS business, reporting to the Chief Executive Officer of the Corporation, and shall have the general powers and duties of supervision, management and control of the business and affairs of the Corporation’s CBS business and such other powers and duties, in each case, as further described in the employment agreement between such officer and the Corporation (or one of its subsidiaries).  Subject to the provisions of Article XI, the Chairman and CEO of CBS shall perform the duties and exercise the powers incident to the office of chief executive officer of such business.

Section 15. In addition to the corporate officers elected by the board of directors pursuant to this Article V, the Chief Executive Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the Chief Executive Officer may deem appropriate. The Chief Executive Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments. Such appointments and termination of appointments shall be reported to the board of directors.
ARTICLE VI
TRANSFERS OF STOCK
Section 1. Unless otherwise provided by resolution of the board of directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.
FIXING RECORD DATE
Section 2. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, except as otherwise required by applicable law, not be more than sixty nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2(a) at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and no prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 11 hereof. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
REGISTERED STOCKHOLDERS
Section 3. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
INDEMNIFICATION OF EMPLOYEES
Section 1. Right to Indemnification. The Corporation shall indemnify any present or former employee of the Corporation who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except as provided in Section 7 of this Article VII with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the board of directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.
Section 2. Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Section 3. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate, by resolution of the board of directors.
Section 4. Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any employee of the Corporation providing indemnification for such person against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action, suit or proceeding by or in the right of the Corporation, that arises by reason of the fact that such person is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.
Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.
Section 6. Certain Definitions. For the purposes of this Article VII, (a) any employee of the Corporation who shall serve or has served as an employee of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) any current or former employee of any subsidiary corporation, limited liability company, partnership, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such employee at the request of the Corporation, unless the board of directors of the Corporation shall determine otherwise. In all other instances where any person shall serve or has served as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such employee at the request of the Corporation, the board of directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VII, references to a corporation include all constituent corporations absorbed in a consolidation or merger (including any constituent of a constituent) as well as the resulting or surviving corporation so that any person who is or was an employee of such a constituent corporation, or is or was serving at the request of such constituent corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as an employee of the Corporation which imposes duties on, or involves services by, such employee with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
Section 7. Proceedings to Enforce Rights to Indemnification. (a) If a claim under Section 1 of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, or a claim under Section 3 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. Any such written claim under Section 1 of this Article VII shall include such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Any written claim under Sections 1, 2 and 3 of this Article VII shall include reasonable documentation of the expenses incurred by the indemnitee.
(b)    If successful in whole or in part in any suit brought pursuant to Section 7(a) of this Article VII, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking to the extent an undertaking would be required of a present director or officer of the Corporation pursuant to Article VI of the Amended and Restated Certificate of Incorporation of the Corporation (an “undertaking”), the indemnitee shall also be entitled to be paid and indemnified for the expense of prosecuting or defending such suit.

(c)    In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
Section 8. Preservation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee of the Corporation, or has ceased to serve at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VII by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of an employee of the Corporation, or any person serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, existing at the time of such repeal or modification.
ARTICLE VIII
FORUM FOR ADJUDICATION OF DISPUTES
The Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the Delaware General Corporation Law, the Corporation’s Amended and Restated Certificate of Incorporation, or these bylaws (as each may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the Corporation’s Amended and Restated Certificate of Incorporation or these bylaws (as each may be amended from time to time), or any amendment thereto or modification thereof, (v) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, or (vi) any action or proceeding to determine the result of any vote or action by written consent of stockholders. The board of directors may consent in writing to the selection of an alternative forum; provided, however, that any such consent shall require the affirmative vote of all the directors then in office.
ARTICLE IX
GENERAL PROVISIONS
DIVIDENDS
Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Amended and Restated Certificate of Incorporation and these bylaws.
Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
Section 3. All checks or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
Section 4. The fiscal year of the Corporation shall end on December 31 unless otherwise specified by the board of directors.
SEAL
Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X
AMENDMENTS
In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation; provided, subject to Article XI, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation.
ARTICLE XI
DESIGNATED PERIOD
Section 1. Definitions.
“Closing Date” shall have the meaning set forth in the Merger Agreement.
“Closing Date CEO” means the individual designated to serve as the Chief Executive Officer of the Corporation at the Effective Time in accordance with the Merger Agreement.
“Closing Date CFO” means the individual designated to serve as the Chief Financial Officer of the Corporation at the Effective Time in accordance with the Merger Agreement.
“Closing Date Chairman and CEO of CBS” means the individual designated to serve as the Chairman and CEO of CBS at the Effective Time in accordance with the Merger Agreement.
“Closing Date General Counsel” means the individual designated to serve as the General Counsel of the Corporation at the Effective Time in accordance with the Merger Agreement.
“Closing Date General Counsel of CBS” means the individual designated to serve as the General Counsel of the Corporation’s CBS business at the Effective Time in accordance with the Merger Agreement.
“Effective Time” shall have the meaning set forth in the Merger Agreement.
“Existing Specified Executives” means each of Robert M. Bakish, Christina Spade, Christa D’Alimonte, Joseph R. Ianniello and Laura Franco.
“Initial CBS Director” means each of the initial members of the board of directors of the Corporation designated pursuant to Section 1.06(a)(i) of the Merger Agreement and, in the event any such director ceases to serve as a member of the board of directors of the Corporation, the replacement, if any, thereof who is recommended and approved in accordance with Section 2(c) of this Article XI and, in connection with such appointment, a majority of the Initial CBS Directors then in office vote in favor of such person becoming an Initial CBS Director (or if there are no such Initial CBS Directors then in office other than as a result of removal in breach of these Bylaws, then by at least 75% of the Unaffiliated Independent Directors).
“Initial Viacom Director” means each of the initial members of the board of directors of the Corporation designated pursuant to Section 1.06(a)(ii) of the Merger Agreement and, in the event any such director ceases to serve as a member of the board of directors of the Corporation, the replacement, if any, thereof who is recommended and approved in accordance with Section 2(c) of this Article XI and, in connection with such appointment, a majority of the Initial Viacom Directors then in office vote in favor of such person becoming an Initial Viacom Director (or if there are no such Initial Viacom Directors then in office other than as a result of removal in breach of these Bylaws, then by at least 75% of the Unaffiliated Independent Directors).
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 13, 2019, between CBS Corporation and Viacom Inc., as amended, restated, supplemented or otherwise modified from time to time.
“NAI” means National Amusements, Inc. (and any successor-in-interest thereto).
“NAI Affiliated Directors” means each member of the board of directors of the Corporation affiliated with or associated (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) with any of the NAI Entities; provided, that for the avoidance of doubt, (x) Robert N. Klieger shall constitute an NAI Affiliated Director for purposes of these Bylaws and (y) any director who filled a vacancy pursuant to the proviso of Section 2(c) of this Article XI shall constitute an NAI Affiliated Director for purposes of these Bylaws.
“NAI Entities” means, collectively, NAI and NAIEH.
“NAI Group” means, collectively, (a) Sumner M. Redstone, (b) Shari E. Redstone, (c) the NAI Entities, (d) the Sumner M. Redstone National Amusements Trust u/d/t dated June 28, 2002, as amended (the “Trust”), (e) Tyler Korff, (f) David R. Andelman, (g) Jill Krutick, (h) Thaddeus Jankowski, (i) Phyllis Redstone, (j) Norman Jacobs, (k) Leonard Lewin and (l) any other trustee of the Trust.
“NAIEH” means NAI Entertainment Holdings LLC (and any successor-in-interest thereto).
“Requisite Approval” means approval by the board of directors of the Corporation, which approval includes approval by at least (i) a majority of the Unaffiliated Independent Directors then in office, (ii) two of the Initial CBS Directors then in office and (iii) two of the Initial Viacom Directors then in office.

“Specified CBS Date” means the earliest to occur of (a) the Closing Date Chairman and CEO of CBS’s voluntary departure from this Corporation and (b) the date that is fifteen months after the Closing Date.
“Specified Executive” means an employee who (i) serves in the capacity of (or who would, if appointed, serve in the capacity of) chief operating officer of the Corporation or any other position with substantially similar responsibilities or (ii) served as chief executive officer, chief financial officer, chief operating officer or general counsel at CBS Corporation or Viacom Inc. at any time prior to the Effective Time (excluding, for the avoidance of doubt, the Existing Specified Executives).
“Unaffiliated Independent Director” means any member of the board of directors of the Corporation (i) who is not affiliated or associated (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) with any member of the NAI Group and (ii) who is “independent” under applicable stock exchange and U.S. Securities and Exchange Commission rules; provided, however, that (x) for the avoidance of doubt, Robert N. Klieger shall not constitute an Unaffiliated Independent Director for purposes of these Bylaws and (y) any director who filled a vacancy pursuant to the proviso of Section 2(c) of this Article XI shall not constitute an Unaffiliated Independent Director for purposes of these Bylaws.
Section 2. Board of Directors.
(a) As of the Effective Time, the board of directors shall be composed of: (i) the six (6) Initial CBS Directors; (ii) the four (4) Initial Viacom Directors; (iii) two (2) NAI Affiliated Directors; and (iv) the Chief Executive Officer.
(b) From and after the Closing Date until the second (2nd) anniversary of the Closing Date (the “Designated Period”), unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the number of directors constituting the entire board of directors shall be fixed at thirteen (13) members.
(c) During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, any vacancy on the board of directors shall be filled by a nominee approved by the board of directors with the Requisite Approval upon the recommendation of the Nominating and Governance Committee (acting by a majority vote) following customary public company practices; provided that if such vacancy is created by virtue of an NAI Affiliated Director ceasing to serve on the board of directors then such vacancy may be filled by the stockholders of the Corporation in accordance with these bylaws and the Amended and Restated Certificate of Incorporation of the Corporation.
(d) During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, any candidate approved for nomination or nominated by the board of directors for election to the board of directors at any meeting of stockholders at which the stockholders of the Corporation shall elect directors of the Corporation must have been approved with the Requisite Approval upon the recommendation of the Nominating and Governance Committee (acting by a majority vote) following customary public company practices; provided, that if such candidate is an Initial CBS

Director, Initial Viacom Director or NAI Affiliated Director serving on the board of directors at the time such approval is sought, such approval need only have been by the affirmative vote of at least a majority of the then-serving directors.
Section 3. Board Committees.
(a) During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the board of directors shall designate, establish and maintain the following standing committees (each, a “Specified Post-Merger Committee”): (A) the Audit Committee, (B) the Nominating and Governance Committee and (C) the Compensation Committee.
(b) As of the Effective Time, each Specified Post-Merger Committee shall be composed solely of an equal number of Initial CBS Directors and Initial Viacom Directors. During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the members of each Specified Post-Merger Committee (including the initial members as of the Effective Time) shall be designated, appointed and approved by the board of directors acting with the Requisite Approval. During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, each Specified Post-Merger Committee shall be composed solely of an equal number of the Initial CBS Directors and Initial Viacom Directors; provided that each such member must meet all director independence and other standards of the Nasdaq Global Select Market (or, if the Corporation is listed on the New York Stock Exchange, all director independence and other standards of the New York Stock Exchange) and the U.S. Securities and Exchange Commission applicable to his or her service.
(c) As of the Effective Time, (i) the chairperson of the Audit Committee shall be an Initial CBS Director, (ii) the chairperson of the Nominating and Governance Committee shall be an Initial Viacom Director, and (iii) the chairperson of the Compensation Committee shall be an Initial CBS Director. During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, (x) the chairperson of the Audit Committee shall be an Initial CBS Director, (y) the chairperson of the Nominating and Governance Committee shall be an Initial Viacom Director, and (z) the chairperson of the Compensation Committee shall be an Initial CBS Director; provided that each such designated chairperson must meet all director independence and other standards of the Nasdaq Global Select Market (or, if the Corporation is listed on the New York Stock Exchange, all director independence and other standards of the New York Stock Exchange) and the U.S. Securities and Exchange Commission applicable to his or her service.
Section 4. Management.
(a) During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the Closing Date CEO, Closing Date CFO, Closing Date General Counsel and Closing Date General Counsel of CBS shall serve as (i) the Chief Executive Officer of the Corporation, (ii) Executive Vice President, Chief Financial Officer of the Corporation, (iii) Executive Vice President, General Counsel of the Corporation and (iv) Executive Vice President of the Corporation and General Counsel of the

Corporation’s CBS business, respectively, except in the case of such officers’ voluntary departure from the Corporation.
(b) During the period commencing on the Closing Date and ending on the Specified CBS Date, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the Closing Date Chairman and CEO of CBS shall serve as the Chairman and CEO of CBS with the oversight, duties and responsibilities set forth in such individual’s employment agreement as in effect at the Effective Date.
(c) During the Designated Period, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the following actions by the Corporation or any of its subsidiaries shall require the Requisite Approval:
(i) the election, hiring or appointment (or similar act) of any Specified Executive;
(ii) the termination or removal (or similar act) of any Existing Specified Executive (other than the Chairman and CEO of CBS);
(iii) any modification to any of the duties, authority or reporting relationships of the Existing Specified Executives (other than the Chairman and CEO of CBS) having a material effect (it being understood and agreed that the election, hiring or appointment (or similar act) of any person with duties, title or authority substantially similar to any Existing Specified Executive (other than the Chairman and CEO of CBS) while such Existing Specified Executive is concurrently serving in such office shall constitute such a modification having a material effect); and
(iv) any modification to the compensation arrangements of the Existing Specified Executives (other than the Chairman and CEO of CBS) having a material effect.
(d) During the period commencing on the Closing Date and ending on the Specified CBS Date, unless the board of directors shall have adopted a resolution to the contrary that was approved with the Requisite Approval, the following actions by the Corporation or any of its subsidiaries shall require the Requisite Approval:
(i) the election, hiring, appointment, termination or removal of the Chairman and CEO of CBS;
(ii) any modification to any of the duties, authority or reporting relationships of the Chairman and CEO of CBS having a material effect (it being understood and agreed that the election, hiring or appointment (or similar act) of any person with duties, title or authority substantially similar to the Chairman and CEO of CBS while the Chairman and CEO of CBS is concurrently serving in such office shall constitute such a modification having a material effect); and
(iii) any modification to the compensation arrangements of the Chairman and CEO of CBS having a material effect.

Section 5. Amendment. During (i) the Designated Period, the board of directors shall not modify, amend, or repeal any provision of this Article XI (other than Section 4(d) hereof) or Section 4 of Article IX (or any provision of these bylaws making reference to any such provision) and the board of directors shall not adopt any other resolution inconsistent with this Article XI (other than Section 4(d) hereof) or Section 4 of Article IX (or any provision of these bylaws making reference to any such provision), and the board of directors shall not recommend for adoption or resolution by the stockholders of any such modification, amendment, repeal or inconsistent provision of this Article XI (other than Section 4(d) hereof) or Section 4 of Article IX and (ii) the period commencing on the Closing Date and ending on the Specified CBS Date, the board of directors shall not modify, amend, or repeal any provision of Section 4(d) of this Article XI or Section 14 of Article V (or any provision of these bylaws making reference to any such provision) and the board of directors shall not adopt any other resolution inconsistent with Section 4(d) of this Article XI or Section 14 of Article V (or any provision of these bylaws making reference to any such provision), and the board of directors shall not recommend for adoption or resolution by the stockholders of any such modification, amendment, repeal or inconsistent provision of Section 4(d) of Article XI or Section 14 of Article V (each of clauses (i) and (ii), an “Amendment”), without the Requisite Approval.
Section 6. In the event of any inconsistency between any other provision of these bylaws (other than this Article XI), on the one hand, and any provision of this Article XI, on the other hand, the provisions of this Article XI shall control.